EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jonathan Awde, Michael Waldkirch and Glenn Kumoi, or any of them, as the undersigned's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in such person's name, place and stead, in any and all capacities, to sign the registration statement on Form S-8 relating to Gold Standard Ventures Corp.'s (i) Stock Option Plan and (ii) Restricted Share Unit Award Plan, and any and all amendments (including post-effective amendments) thereto, with all exhibits and any other documents in connection therewith, and any related registration statements necessary to register additional securities and to file the same with exhibits thereto and other documents in connection therewith with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agent, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, this Power of Attorney has been signed by the persons indicated below and on the dates indicated.

Signature	Title	Date

/s/ Jonathan Awde	President, Chief Executive Officer and	June 8, 2018
Jonathan Awde	Director (Principal Executive Officer)

/s/ Michael Waldkirch	Chief Financial Officer (Principal Financial Officer	June 8, 2018
Michael Waldkirch	and Principal Accounting Officer)

/s/ D. Bruce McLeod	Lead Director	June 8, 2018
D. Bruce McLeod

/s/ Robert McLeod	Director	April 26, 2018
Robert McLeod

/s/ Jamie Strauss	Director	June 8, 2018
Jamie Strauss

/s/ William Threlkeld	Director	April 30, 2018
William Threlkeld

/s/ Alex Morrison	Director and Authorized Representative in the	June 8, 2018
Alex Morrison	United States

/s/ Zara Boldt	Director	June 8, 2018
Zara Boldt

/s/ Ron Clayton	Director	June 8, 2018
Ron Clayton